CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80080, No. 33-81844, No. 333-03524, No. 333-
40229, No. 333-87061, No. 333-67482) of Hollywood Entertainment Corporation of our report dated March 21, 2001, except as to Note 25 which is as of March 29, 2001 and except as to Notes 26 and 27 which are as of December 20, 2001, relating to the financial statements, which appear in this amendment 2 to Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Portland, Oregon
January 28, 2002

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